Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction
24th Street Healthcare Associates LLC(2)	Nevada
Adipiscor LLC	Nevada
Arrow Tree Health Holdings LLC	Nevada
Atlantic Memorial Healthcare Associates, Inc.(1)	Nevada
Avenue N Holdings LLC	Nevada
Avenues Healthcare, Inc.(3)	Nevada
Bandera Healthcare, Inc.	Nevada
Bell Villa Care Associates LLC(1)	Nevada
Bernardo Heights Healthcare, Inc.(1)	Nevada
Brown Road Senior Housing LLC(2)	Nevada
C Street Health Associates LLC(1)	Nevada
Camarillo Community Care, Inc.(1)	Nevada
Carrollton Heights Healthcare, Inc.(4)	Nevada
Cedar Avenue Holdings LLC	Nevada
Cherry Health Holdings, Inc.	Nevada
City Heights Health Associates LLC(1)	Nevada
Claremont Foothills Health Associates LLC(6)	Nevada
CM Health Holdings LLC	Nevada
Costa Victoria Healthcare LLC(1)	Nevada
Cottonwood Health Holdings LLC	Nevada
Downey Community Care LLC(1)	Nevada
Ensign Bellflower LLC	Nevada
Ensign Cloverdale LLC(5)	Nevada
Ensign Facility Services, Inc.	Nevada
Ensign Highland LLC	Nevada
Ensign Montgomery LLC(5)	Nevada
Ensign Napa LLC	Nevada
Ensign Palm I LLC(6)	Nevada
Ensign Panorama LLC(1)	Nevada
Ensign Pleasanton LLC(5)	Nevada
Ensign Sabino LLC(2)	Nevada
Ensign San Dimas LLC(6)	Nevada
Ensign Santa Rosa LLC(5)	Nevada
Ensign Sonoma LLC(5)	Nevada
Ensign Southland LLC	Nevada
Ensign Whittier East LLC(1)	Nevada
Ensign Whittier West LLC(1)	Nevada
Ensign Willits LLC(5)	Nevada
Fort Street Health Holdings LLC	Nevada
Gate Three Healthcare LLC(1)	Nevada
Glendale Healthcare Associates LLC(2)	Nevada
Golfview Holdings LLC	Nevada
Granada Investments LLC	Nevada
Grand Villa Phx, Inc.	Nevada
Greenfields Assisted Living LLC(2)	Nevada
HB Healthcare Associates LLC(1)	Nevada
Highland Healthcare LLC(2)	Nevada
Hoquiam Healthcare, Inc.(1)	Nevada
Keystone Care, Inc.	Nevada
Lemon Grove Health Associates, Inc.(1)	Nevada
Livingston Care Associates, Inc.(4)	Nevada
Long Beach Health Associates LLC	Nevada

Lynnwood Health Services, Inc.(1)	Nevada
Manor Park Healthcare LLC(1)	Nevada
McAllen Community Healthcare, Inc.(4)	Nevada
Meadowbrook Health Associates LLC	Nevada
Mesquite Health Holdings LLC	Nevada
Milestone Healthcare, Inc.	Nevada
Moenium Holdings LLC	Nevada
Mountainview Communitycare LLC	Nevada
North Mountain Healthcare LLC(2)	Nevada
Northern Oaks Healthcare, Inc.(4)	Nevada
Northern Pioneer Healthcare, Inc.	Nevada
Olympus Health, Inc.	Nevada
Park Waverly Healthcare LLC(2)	Nevada
Permunitum LLC	Nevada
Plaza Health Holdings LLC	Nevada
Pocatello Health Services, Inc.(3)	Nevada
Polk Health Holdings LLC	Nevada
Presidio Health Associates LLC(2)	Nevada
Radiant Hills Health Associates LLC(2)	Nevada
Ramon Healthcare Associates, Inc.(1)	Nevada
Redbrook Healthcare Associates LLC(6)	Nevada
RenewCare of Scottsdale, Inc.(2)	Nevada
Richmond Senior Services, Inc.(4)	Nevada
Rillito Holdings LLC	Nevada
Rose Park Healthcare Associates, Inc.(1)	Nevada
Rosenburg Senior Living, Inc.(4)	Nevada
Salado Creek Senior Care, Inc.(4)	Nevada
Sky Holdings AZ LLC	Nevada
Snohomish Health Holdings LLC	Nevada
South Valley Healthcare, Inc.(3)	Nevada
Southland Management LLC(1)	Nevada
Standardbearer Insurance Company, Ltd.	Cayman Islands
Sunland Health Associates LLC(2)	Nevada
Tenth East Holdings LLC	Nevada
Terrace Holdings AZ LLC	Nevada
The Flagstone Group, Inc.	Nevada
Touchstone Care, Inc.	Nevada
Town East Healthcare, Inc.	Nevada
Trinity Mill Holdings LLC	Nevada
Upland Community Care, Inc.(6)	Nevada
Valley Health Holdings LLC	Nevada
Verde Villa Holdings LLC	Nevada
Victoria Ventura Healthcare LLC(1)	Nevada
Vista Woods Health Associates LLC(1)	Nevada
Walnut Grove Campuscare LLC	Nevada
Washington Heights Healthcare, Inc.(3)	Nevada
Wellington Healthcare, Inc.(4)	Nevada
West Escondido Healthcare LLC(1)	Nevada

(1)
Wholly-owned subsidiary of The Flagstone Group, Inc.

(2)
Wholly-owned subsidiary of Bandera Healthcare, Inc.

(3)
Wholly-owned subsidiary of Milestone Healthcare, Inc.

(4)
Wholly-owned subsidiary of Keystone Care, Inc.

(5)
Wholly-owned subsidiary of Northern Pioneer Healthcare, Inc.

(6)
Wholly-owned subsidiary of Touchstone Care, Inc.